                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                                      Date of Report: April 29, 2004

                                                                CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

                                                     Commission file number 0-10843

                            Massachusetts                                        04-2441294

                     (State or jurisdiction of                         (IRS Employer Identification

                       incorporation or organization)               number)

                      43 Manning Road, Billerica, Massachusetts             01821-3901

                     (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Form 8-K

CURRENT REPORT dated April 29, 2004

CSP Inc.

Item   Financial Statements and Exhibits.

7.

(c)  Exhibits

       99.1           Press release announcing third quarter and year to date financial results, issued by                         CSP Inc. on April 28, 2004.

Item     Regulation FD Disclosure (including Item 12 information).

9.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, intended to be furnished under "Item 12. Results of Operations and Financial Condition," is instead furnished under this "Item9. Regulation FD Disclosure."

On April 28, 2004, CSP Inc issued a press release announcing financial results for the second quarter and year to date for 2004. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Form 8-K

CURRENT REPORT dated April 29, 2004

CSP Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

April 29, 2004

                           /s/Gary W. Levine

                           ---------------------------

Gary W. Levine, Vice President-Finance and Principal Accounting Officer

                                                     Exhibit 99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS SECOND-QUARTER FISCAL 2004 FINANCIAL RESULTS

BILLERICA, MA, April 28, 2004 - CSP Inc. (NASDAQ: CSPI), a provider of eBusiness solutions, IT systems integration services and dense cluster computing systems, today reported financial results for the second quarter of fiscal 2004 ended March 31, 2004.

For the second quarter of fiscal 2004, sales increased 90% to $12.2 million from $6.4 million for the year-earlier quarter. CSP Inc. posted net income of $478,000, or $0.13 per diluted share, compared with a net loss of $(204,000), or $(0.06) per share, for the second quarter of fiscal 2003.

For the six-month period ended March 31, 2004, the Company increased sales to $24.0 million compared with sales of $14.6 million for the six-month period of fiscal 2003. CSP reported net income of $250,000, or $0.07 per diluted share, for the first six months of fiscal 2004 compared with a net loss of $(599,000), or $(0.17) per share, for the first six months of fiscal 2003.

Chairman, President and Chief Executive Officer Alexander R. Lupinetti said, "We returned to profitability and posted CSP's strongest revenue quarter in more than three years. To accomplish this performance, we executed on our strategy and capitalized on an improving demand environment."

"At our MultiComputer Division, we followed up our previously announced major contract to supply Series 2000 MultiComputers for the U.S. Navy's E-2C Hawkeye aircraft by securing two additional defense-related contracts for products that included our suite of Linux-based multicomputers and our newly introduced StarGate I/O Blade. We also completed the delivery of our FastCluster processors to Array Systems Computing for use in its Sonar Acoustic Post Processing System (SAPPS) for the Swedish Royal Navy," continued Lupinetti.

"Our customers are constantly seeking higher-performance, open-source technologies for complex digital signal processing (DSP) in military applications," stated Lupinetti. "To stay at the forefront of the technology curve and meet the increasing demands of the market, we plan to enhance our research and development capabilities. To this end, we will be adding engineering personnel at our MultiComputer Division. In addition, we will be bringing our multicomputer products higher up the value ladder in response to the trend toward the use of ruggedized DSP systems in airborne surveillance."

Said Lupinetti, "At our MODCOMP subsidiary's Systems and Solutions Division, our strategy to combine cutting-edge integration solutions and best-of-breed hardware with superb service offerings yielded positive results in the first quarter. In line with our initiative to enhance our service capabilities, MODCOMP recently was selected for membership in the EMC Authorized Services Network. As a member of the network, MODCOMP is qualified by EMC to deliver a range of information storage networking professional services for EMC's CLARiiON platform.

"Our steadily improving financial performance demonstrates our success in positioning CSP for the current upturn in IT spending, and our ability to continually introduce state-of-the-art multicomputer systems that meet the stringent specifications of modern defense applications. Our visibility into our revenue pipeline continues to grow, increasing our optimism about the remainder of the fiscal year" concluded Lupinetti.

Forward-Looking

The Company wishes to take advantage of the 'Safe Harbor' provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to the Company's plan to increase investment in R&D capabilities, hiring additional engineering personnel, ruggedizing its multicomputer products, introducing state-of-the-art multicomputer products, growing visibility into the revenue pipeline, and the Company's expectation that it will remain profitable and report solid financial results for fiscal 2004. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. (NASDAQ: CSPI) and its subsidiaries develop and market Internet software for e-commerce solutions, image processing software, network management integration services, and high-performance computer systems. The MultiComputer Division supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, founded in 1970, is a leading provider of Internet software solutions and systems integration. MODCOMP works with third parties to develop customized application solutions in the global e-commerce markets and has offices in the U.S., U.K., and Germany. More information about CSP is available on the company's Web site at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com. More information about Scanalytics, Inc., is available at www.scanalytics.com.

The consolidated statements of operations and consolidated balance sheets follow.

                                                       CSP INC. AND SUBSIDIARIES
                                                CONSOLIDATED BALANCE SHEETS
                                                (Amounts in thousands, except par value)

	March 31,	September 30
	2004	2003
	(Unaudited)
Assets
Current assets:
Cash and short-term investments	$10,223	$10,494
Accounts receivable, net	7,066	5,429
Inventories	2,623	2,034
Other current assets	1,322	2,575
Total current assets	21,234	20,532
Property, equipment and improvements, net	1,072	944
Other assets:	5,620	4,949
Total assets	$27,926	$26,425

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	7,065	6,483
Total current liabilities	7,065	6,483

Other liabilities	8,579	8,010

Shareholders' equity	12,282	11,932
Total liabilities and shareholders' equity	$27,926	$26,425

                                                         CSP INC. AND SUBSIDIARIES
                                     UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Amounts in thousands, except for per share data)

                                                                   /-For the three months ended-//-For the six months ended-/

	March 31,	March 31,	March 31,	March 31,
	2004	2003	2004	2003
Sales:
Systems	$2,155	$1,633	$3,183	$2,266
Service and system integration	9,162	4,126	19,337	10,993
E-business software	348	315	642	653
Other software	501	339	804	680
Total sales	12,166	6,413	23,966	14,592

Cost of Sales:
Systems	733	803	1,159	1,282
Service and systems integration	7,429	3,123	15,750	8,702
E-business software	189	225	271	352
Other software	178	80	252	159
Total cost of sales	8,529	4,231	17,432	10,495

Gross profit	3,637	2,182	6,534	4,097

Operating expenses:
Engineering and development	732	968	1,498	1,849
Selling, general & administrative	2,455	1,875	4,802	3,579
Total operating expenses	3,187	2,843	6,300	5,428

Operating profit (loss)	450	(661)	234	(1,331)

Other income(expense):
Other income	37	753	107	1,235
Total other income, net	37	753	107	1,235

Income (loss) before income taxes	487	92	341	(96)

Income tax provision	9	296	91	503

Net income (loss)	$478	$(204)	$250	$(599)

Net income (loss) per share - basic	$0.13	$(0.06)	$0.07	$(0.17)
Weighted average shares outstanding - basic	3,558	3,531	3,556	3,531
Net income (loss) per share - diluted	$0.13	$(0.06)	$0.07	$(0.17)
Weighted average shares outstanding-diluted	3,673	3,531	3,667	3,531